UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2020

WESTWATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0516

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	WWR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01Other Events.

On February 4, 2020, Westwater Resources, Inc. (“Westwater”) announced that it has submitted a Claimant’s Memorial (the “Memorial”) in its arbitration proceeding against the Republic of Turkey (“Turkey”). The Memorial relates to Westwater’s request for arbitration submitted to the International Centre for the Settlement of Investment Disputes (“ICSID”) in December 2018 as a result of Turkey’s unlawful actions against Westwater’s investments at the Temrezli and Sefaatli uranium projects owned by Westwater’s Turkish subsidiary Adur Madencilik Limited Sirketi.

The Memorial sets forth the basis for Westwater’s claims under the treaty between the United States and Turkey concerning the reciprocal encouragement and protection of investments and international law generally, as well as the basis for the jurisdiction of the tribunal constituted on May 1, 2019 following ICSID’s registration of Westwater’s request for arbitration. The Memorial also establishes the reparations owed by Turkey for breach of its international obligations towards Westwater, consisting of no less than $36.5 million, plus costs and post-award interest, as compensation for Westwater’s resulting loss of its investment. Accompanying the Memorial is an expert report regarding the reparations owed to Westwater. In determining the amount of Westwater’s loss, the expert report considered (i) the projected future cash flows from the expropriated projects, discounted to present value by a risk-adjusted discount rate, (ii) valuations from transactions for similar projects, and (iii) in the case of the Sefaatli project, the amounts invested in the project.

Turkey may respond to Westwater’s Memorial on or before March 9, 2020 with a request for bifurcation, or proceed with filing a Counter-Memorial on or before June 15, 2020. Schedules for additional filings are dependent upon the approach taken by Turkey and the decision of the ICSID tribunal on any request for bifurcation. For example, if bifurcation is requested and denied, a hearing on the merits will be scheduled for September 2021. Alternatively, if bifurcation is not requested, a hearing on the merits will be scheduled for May 2021. Finally, if bifurcation is requested and granted, a hearing on jurisdiction only will be scheduled for March 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2020

WESTWATER RESOURCES, INC.

By:      /s/ Jeffrey L. Vigil

Name:  Jeffrey L. Vigil

Title:    Vice President–Finance and Chief Financial Officer